Exhibit 99.1

Avalara Announces First Quarter 2021 Financial Results

First Quarter Total Revenue of $153.6 Million

Total Revenue Growth of 38% From First Quarter 2020

SEATTLE – May 6, 2021 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its first quarter ended March 31, 2021.

“We are off to a great start in 2021, continuing the momentum we experienced in 2020. We experienced notable strength throughout our business, resulting in total revenue growth of 38% year-over-year in the first quarter and 47% year-over-year calculated billings growth,” said Scott McFarlane, Avalara co-founder and chief executive officer. “The global market for automated tax compliance services is huge and we believe we are still in the early stages of penetrating it as we build out the category-defining global cloud compliance platform. Importantly, as the global economy reopens, we continue to benefit from several tailwinds supporting adoption of these services, such as the generational shift to omnichannel commerce and cloud-based solutions along with growing emphasis on efficiency and the ever-greater regulatory scrutiny and penalties for non-compliance.”

First Quarter 2021 Financial Results

•

Revenue: Total revenue was $153.6 million in the first quarter of 2021, up 38% from $111.4 million in the first quarter of 2020. Subscription and returns revenue was $139.3 million, up 32% from $105.5 million in the same period last year. Professional services revenue was $14.3 million, up 142% from $5.9 million in the same period last year.

•

Gross Profit: GAAP gross profit was $108.9 million in the first quarter of 2021, representing a 71% gross margin, compared to a GAAP gross profit of $77.2 million and a 69% gross margin in the first quarter of 2020. Non-GAAP gross profit was $113.2 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $79.6 million and a 71% non-GAAP gross margin in the first quarter of 2020.

•

Operating Loss: GAAP operating loss was $25.4 million in the first quarter of 2021, compared to a GAAP operating loss of $19.7 million in the first quarter of 2020. Non-GAAP operating loss was $2.2 million in the first quarter of 2021, compared to a non-GAAP operating loss of $8.1 million in the first quarter of 2020.

•

Net Loss: GAAP net loss was $30.0 million in the first quarter of 2021, compared to a GAAP net loss of $15.3 million in the first quarter of 2020. Non-GAAP net loss was $6.8 million in the first quarter of 2021, compared to a non-GAAP net loss of $3.7 million in the first quarter of 2020.

•

Net Loss per Share: GAAP net loss per share was $0.35 based on 85.4 million weighted-average shares outstanding in the first quarter of 2021, compared to a GAAP net loss per share of $0.20 based on 77.9 million weighted-average shares outstanding in the first quarter of 2020. Non-GAAP net loss per share was $0.08 in the first quarter of 2021, compared to a non-GAAP net loss per share of $0.05 in the first quarter of 2020.

•

Deferred Revenue: Total deferred revenue was $225.5 million at March 31, 2021, up from $209.7 million at December 31, 2020. The current portion of deferred revenue was $224.0 million at March 31, 2021, up from $208.0 million at December 31, 2020.

•

Cash: Net cash used in operating activities was $28.2 million in the first quarter of 2021, compared to $24.5 million used in operating activities in the first quarter of 2020. Free cash flow was negative $31.9 million in the first quarter of 2021, compared to negative $26.1 million in the first quarter of 2020. Cash and cash equivalents totaled $638.8 million at March 31, 2021, compared to $673.6 million at December 31, 2020.

•	Calculated Billings: Calculated billings were $171.8 million in the first quarter of 2021, compared to calculated billings of $116.7 million in the first quarter of 2020.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

First Quarter 2021 and Recent Operating Highlights

•

Key Metrics: We ended the first quarter of 2021 with approximately 15,580 core customers, up from approximately 14,890 core customers at the end of the previous quarter and approximately 12,940 in the first quarter of 2020, representing a 20% increase year-over-year. Our net revenue retention rate was 107% in the first quarter of 2021 and has averaged 106% over the last four quarters.

•

In April 2021, we acquired the operational assets of DAVO Technologies LLC, a company that helps emerging small businesses automate the daily and ongoing requirements for sales tax for cash consideration of $26 million, plus an earnout provision following the achievement of certain performance metrics. DAVO’s technology automatically connects to point of sale (POS) systems to extract the amounts of tax owed, set sales tax funds aside daily, hold the funds, and then file and pay their sales tax for them when they are due to state and local tax authorities.

•

In April 2021, we closed the acquisition of INPOSIA Solutions GmbH. INPOSIA is a German software company that delivers e-invoicing, digital tax reporting, and system and data integration to support digital transformation efforts and address real-time compliance requirements for businesses. The agreement to acquire INPOSIA Solutions GmbH was announced on December 29, 2020.

First Quarter 2021 and Recent Product Highlights

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In April 2021, we announced the availability of Avalara Shipping Verification for Beverage Alcohol (Avalara Shipping Verification). Avalara Shipping Verification is a new enhancement to Avalara for Beverage Alcohol, which provides a complete solution for direct-to-consumer (DTC) alcohol businesses across the compliance life cycle, from licensing and product registrations to tax calculations and returns.

•

In February 2021, we announced the availability of Avalara Vendor Exemption Management, a new product that helps businesses eliminate the hassle of creating, sending, and tracking sales tax exemption documents at the time of purchase. This product helps businesses streamline compliance requirements by automating the vendor exemption process, centralizing exemption certificate storage, and reducing supply chain interruptions.

Financial Outlook

For the second quarter of 2021, the Company currently expects:

•	Total revenue between $153.0 and $155.0 million.
•	Non-GAAP operating loss between $8.0 and $10.0 million.

For the full year 2021, the Company currently expects:

•	Total revenue between $650.0 and $654.0 million.
•	Non-GAAP operating loss between $15.0 and $19.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, May 6, 2021 to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 5876383. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, May 13, 2021 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 5876383.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the second quarter and full year 2021, our expectations for the integration of our acquisitions into our business, and expected growth opportunities and synergies arising from the acquisitions. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.
•

We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.
•	We define free cash flow as net cash used in operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems. Our Streamlined Sales Tax solution (SST) is not included in net revenue retention rate. This means that revenue expansion from existing customers adopting our SST solution is not included, while revenue contraction from customers replacing one or more of Avalara’s other solutions with SST is included.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2021	2020
Revenue:
Subscription and returns	$139,318	$105,546
Professional services	14,283	5,897
Total revenue	153,601	111,443
Cost of revenue:
Subscription and returns	38,163	29,517
Professional services	6,508	4,737
Total cost of revenue (1)	44,671	34,254
Gross profit	108,930	77,189
Operating expenses:
Research and development (1)	39,156	25,847
Sales and marketing (1)	64,304	49,634
General and administrative (1)	30,851	21,388
Total operating expenses	134,311	96,869
Operating loss	(25,381)	(19,680)
Other (income) expense:
Interest income	(24)	(1,442)
Other (income) expense, net	2,274	(3,372)
Total other (income) expense, net	2,250	(4,814)
Loss before income taxes	(27,631)	(14,866)
Provision for income taxes	2,357	417
Net loss	$(29,988)	$(15,283)

Net loss per share attributable to common shareholders, basic and diluted	$(0.35)	$(0.20)
Weighted average shares of common stock outstanding, basic and diluted	85,436	77,904

	For the Three Months Ended March 31,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$2,207	$1,196
Research and development	5,286	2,394
Sales and marketing	4,266	2,815
General and administrative	7,018	3,326
Total stock-based compensation	$18,777	$9,731

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,020	$1,230
Research and development	—	—
Sales and marketing	1,540	607
General and administrative	861	4
Total amortization of acquired intangibles	$4,421	$1,841

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$638,794	$673,593
Restricted cash	31,083	19,953
Trade accounts receivable—net of allowance for doubtful accounts	90,126	75,857
Deferred commissions	12,957	12,245
Prepaid expenses and other current assets	29,580	20,098
Total current assets before customer fund assets	802,540	801,746
Funds held from customers	33,633	30,598
Receivable from customers—net of allowance for doubtful accounts	888	563
Total current assets	837,061	832,907
Noncurrent assets:
Restricted cash	37,803	37,700
Deferred commissions	40,273	38,625
Operating lease right-of-use assets—net	50,145	52,320
Property and equipment—net	36,347	34,713
Intangible assets—net	74,679	86,513
Goodwill	520,120	513,234
Other noncurrent assets	5,434	6,321
Total assets	$1,601,862	$1,602,333

Liabilities and shareholders' equity
Current liabilities:
Trade payables	18,361	20,280
Accrued expenses	69,151	84,532
Deferred revenue	223,961	208,026
Accrued purchase price related to acquisitions	18,836	22,473
Accrued earnout liabilities	12,503	749
Operating lease liabilities	11,505	11,339
Total current liabilities before customer fund obligations	354,317	347,399
Customer fund obligations	35,147	31,549
Total current liabilities	389,464	378,948
Noncurrent liabilities:
Deferred revenue	1,570	1,664
Accrued purchase price related to acquisitions	48,766	49,057
Accrued earnout liabilities	25,400	34,468
Operating lease liabilities	53,503	56,625
Deferred tax liability	1,171	1,031
Other noncurrent liabilities	542	380
Total liabilities	520,416	522,173
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,672,531	1,640,867
Accumulated other comprehensive loss	(1,729)	(1,339)
Accumulated deficit	(589,365)	(559,377)
Total shareholders’ equity	1,081,446	1,080,160
Total liabilities and shareholders' equity	$1,601,862	$1,602,333

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(29,988)	$(15,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,777	9,731
Depreciation and amortization	7,071	4,091
Impairment of capitalized cloud computing costs	345	—
Deferred tax expense	2,028	62
Non-cash operating lease costs	2,175	1,956
Non-cash change in earnout liability	1,350	(2,509)
Non-cash bad debt expense	582	631
Other	(389)	(10)
Changes in operating assets and liabilities:
Trade accounts receivable	(14,695)	(2,750)
Prepaid expenses and other current assets	(9,186)	(4,745)
Deferred commissions	(2,360)	(2,250)
Other noncurrent assets	541	(384)
Trade payables	(1,895)	3,659
Accrued expenses	(15,634)	(18,568)
Deferred revenue	15,841	4,128
Operating lease liabilities	(2,810)	(2,230)
Net cash used in operating activities	(28,247)	(24,471)
Cash flows from investing activities:
Purchase of property and equipment	(1,366)	(883)
Capitalized software development costs	(2,311)	(717)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(2,167)	—
Net cash used in investing activities	(5,844)	(1,600)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,529	7,928
Proceeds from purchases of stock under employee stock purchase plan	7,088	5,716
Acquisition-related post-closing payments	(1,971)	—
Payments related to business combination earnouts	—	(3,760)
Payments related to asset acquisition earnouts	(690)	(65)
Net increase in customer fund obligations	3,598	3,915
Net cash provided by financing activities	13,554	13,734
Foreign currency effect	6	(365)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(20,531)	(12,702)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	761,844	491,333
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$741,313	$478,631
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$638,794	$450,535
Restricted cash	68,886	—
Restricted cash equivalents—funds held from customers	33,633	28,096
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$741,313	$478,631

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2021	2020
Non-GAAP cost of revenue	$40,444	$31,828
Non-GAAP gross profit	$113,157	$79,615
Non-GAAP gross margin	74%	71%
Non-GAAP research and development expense	$33,870	$23,453
Non-GAAP sales and marketing expense	$58,498	$46,212
Non-GAAP general and administrative expense	$22,972	$18,058
Non-GAAP operating loss	$(2,183)	$(8,108)
Non-GAAP net loss	$(6,790)	$(3,711)
Non-GAAP net loss per share	$(0.08)	$(0.05)
Free cash flow	$(31,924)	$(26,071)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$44,671	$34,254
Stock-based compensation expense	(2,207)	(1,196)
Amortization of acquired intangibles	(2,020)	(1,230)
Non-GAAP Cost of Revenue	$40,444	$31,828

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$108,930	$77,189
Stock-based compensation expense	2,207	1,196
Amortization of acquired intangibles	2,020	1,230
Non-GAAP Gross Profit	$113,157	$79,615

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	69%
Stock-based compensation expense as a percentage of revenue	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%
Non-GAAP Gross Margin	74%	71%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$39,156	$25,847
Stock-based compensation expense	(5,286)	(2,394)
Amortization of acquired intangibles	—	—
Non-GAAP Research and Development Expense	$33,870	$23,453

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$64,304	$49,634
Stock-based compensation expense	(4,266)	(2,815)
Amortization of acquired intangibles	(1,540)	(607)
Non-GAAP Sales and Marketing Expense	$58,498	$46,212

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$30,851	$21,388
Stock-based compensation expense	(7,018)	(3,326)
Amortization of acquired intangibles	(861)	(4)
Non-GAAP General and Administrative Expense	$22,972	$18,058

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(25,381)	$(19,680)
Stock-based compensation expense	18,777	9,731
Amortization of acquired intangibles	4,421	1,841
Non-GAAP Operating Loss	$(2,183)	$(8,108)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(29,988)	$(15,283)
Stock-based compensation expense	18,777	9,731
Amortization of acquired intangibles	4,421	1,841
Non-GAAP Net Loss	$(6,790)	$(3,711)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(0.35)	$(0.20)
Stock-based compensation expense per share	0.22	0.12
Amortization of acquired intangibles per share	0.05	0.02
Non-GAAP Net Loss Per Share	$(0.08)	$(0.05)

Free Cash Flow:
Net cash used in operating activities(1)	$(28,247)	$(24,471)
Less: Purchases of property and equipment(2)	(1,366)	(883)
Less: Capitalized software development costs(2)	(2,311)	(717)
Free Cash Flow	$(31,924)	$(26,071)

(1) We have presented corrected net cash used in operating activities for the three months ended March 31, 2020 to reflect the correction identified in the fourth quarter of 2020 to the classification of funds held from customers in the Consolidated Statements of Cash Flows. The correction to net cash used in operating activities resulted in a change of $0.2 million for the three months ended March 31, 2020.

(2) Capitalized software development costs were previously included in purchases of property and equipment and does not impact previously reported free cash flow.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total revenue	$153,601	$144,760	$127,879	$116,487	$111,443	$107,627	$98,525	$91,299
Add:
Deferred revenue (end of period)	225,531	209,690	180,640	167,719	165,369	161,241	148,466	138,811
Contract liabilities (end of period)	12,466	10,134	7,673	6,195	6,330	5,197	4,843	4,508
Less:
Deferred revenue (beginning of period)	(209,690)	(180,640)	(167,719)	(165,369)	(161,241)	(148,466)	(138,811)	(132,714)
Contract liabilities (beginning of period)	(10,134)	(7,673)	(6,195)	(6,330)	(5,197)	(4,843)	(4,508)	(4,208)
Deferred revenue assumed in business combinations	—	(9,194)	—	—	—	—	—	—
Calculated billings	$171,774	$167,077	$142,278	$118,702	$116,704	$120,756	$108,515	$97,696

(1) The fourth quarter of 2020 includes reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Number of core customers (as of end of period)	15,580	14,890	14,180	13,560	12,940	12,150	11,400	10,560
Net revenue retention rate	107%	104%	108%	107%	109%	111%	113%	111%

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551